Tidal ETF Trust 485BPOS

Exhibit (h)(ivvi)

FIRST AMENDMENT TO THE

FEE WAIVER AGREEMENT

This First Amendment to the Fee Waiver Agreement (the “Amendment”) is made as of June 21, 2024 by and between TIDAL ETF TRUST (the “Trust”), on behalf of the series of the Trust listed on Appendix A to the Agreement (defined below), as may be amended from time to time (each, a “SoFi Fund,” and collectively, the “SoFi Funds”), and TIDAL INVESTMENTS LLC (formerly named Toroso Investments, LLC) (the “Adviser”).

BACKGROUND:

A.	The Trust and the Adviser are parties to a Fee Waiver Agreement dated as of February 20, 2019 (the “Agreement”).

B.	The parties desire to amend and restate Appendix A to the Agreement to reflect revised Reduced Fees (as defined in the Agreement) for one or more of the SoFi Funds.

C.	This Background section and the Amended and Restated Appendix A attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	Effective as of July 1, 2024, Appendix A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Appendix A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Amended and Restated Appendix A, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

TIDAL ETF TRUST		TIDAL INVESTMENTS LLC
on behalf of its series listed on Amended and Restated Appendix A

By:	/s/Eric W. Falkeis	By:	/s/Dan Carlson
Name:	Eric W. Falkeis	Name:	Dan Carlson
Title:	President	Title:	Chief of Staff

Amended and Restated Appendix A

to the

Fee Waiver Agreement

by and between

Tidal ETF Trust and

Tidal Investments LLC

Fund Name	Reduced Fee
SoFi Select 500 ETF	0.05%
SoFi Next 500 ETF	0.06%